NEWS RELEASE

For further information contact:

Kerry J. Chauvin                                      Joseph P. Gallagher, III
Chief Executive Officer                                Chief Financial Officer
(504) 872-2100                                                  (504) 872-2100
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FOR IMMEDIATE RELEASE
MONDAY, JANUARY 5, 1998

                        GULF ISLAND FABRICATION, INC.
            ANNOUNCES COMPLETION OF ACQUISITION OF SOUTHPORT, INC.


      Houma, LA - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) today announced that it has completed the previously announced acquisition of Southport, Inc., a corporation headquartered in Harvey, Louisiana which specializes in the fabrication of living quarters for offshore platforms.

      Gulf Island Fabrication, Inc. is headquartered in Houma, Louisiana and is a leading fabricator of offshore drilling and production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. The Company offers offshore interconnect pipe hook-up, inshore marine construction, and steel warehousing and sales.